Exhibit 99
FOR IMMEDIATE RELEASE
September 24, 2019

Cintas Corporation Announces
Fiscal 2020 First Quarter Results

CINCINNATI, September 24, 2019 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2020 first quarter ended August 31, 2019.

Revenue for the first quarter of fiscal 2020 was $1.81 billion, an increase of 6.7% over last year’s first quarter. The organic revenue growth rate, which adjusts for the impacts of acquisitions, foreign currency exchange rate fluctuations, and differences in the number of workdays, was 8.3%. The organic revenue growth rate for the Uniform Rental and Facility Services operating segment was 7.5%, and the organic revenue growth rate for the First Aid and Safety Services operating segment was 13.8%.

Gross margin for the first quarter of fiscal 2020 of $849.1 million increased 9.6% from last year’s first quarter. Gross margin as a percentage of revenue was 46.9% for the first quarter of fiscal 2020 compared to 45.6% in the first quarter of fiscal 2019. Uniform Rental and Facility Services operating segment gross margin as a percentage of revenue improved 150 basis points from last year’s first quarter to 47.2%, and the First Aid and Safety Services operating segment gross margin as a percentage of revenue improved 110 basis points to 49.0%.

Operating income for the first quarter of fiscal 2020 of $306.1 million increased 15.4% from last year’s first quarter operating income of $265.2 million. Operating income as a percentage of revenue was 16.9% in the first quarter of fiscal 2020 compared to 15.6% in the first quarter of fiscal 2019. Operating income in the first quarter of fiscal 2019 was negatively impacted by integration expenses related to the G&K Services, Inc. (G&K) acquisition by $4.9 million, or 30 basis points.

Net income from continuing operations was $250.8 million for the first quarter of fiscal 2020, compared to $212.5 million in the first quarter of fiscal 2019, an increase of 18.0%. Earnings per diluted share (EPS) from continuing operations were $2.32 for the first quarter of fiscal 2020, compared to $1.89 in the prior year first quarter. G&K acquisition integration expenses negatively impacted EPS in the first quarter of fiscal year 2019 by $0.04.

The following table provides a comparison of fiscal 2020 first quarter EPS to fiscal 2019 first quarter EPS:

	Three Months Ended
	August 31, 2019	August 31, 2018	Growth vs. FY 2019

EPS - continuing operations	$2.32	$1.89
G&K integration expenses	0.00	0.04
EPS excluding above items	$2.32	$1.93	20.2%

Scott D. Farmer, Cintas' Chairman and Chief Executive Officer, stated, "We are pleased with our start to fiscal 2020. Our employee-partners continue to execute well on our game plan and on our important initiatives, and we look forward to another successful year."

Mr. Farmer concluded, “We are increasing our fiscal 2020 financial guidance. We are raising our annual revenue expectations from a range of $7.24 billion to $7.31 billion to a range of $7.28 billion to $7.32 billion and EPS from a range of $8.30 to $8.45 to a range of $8.47 to $8.57. This financial guidance does not include any potential deterioration in the U.S. economy or future share buybacks. It does incorporate the impact of having one less workday in fiscal 2020 compared to fiscal 2019.”

The following table provides a comparison of fiscal 2020 revenue and EPS guidance to fiscal 2019 actual results:

	Fiscal 2019	Fiscal 2020 Low End of Range	Growth vs. 2019	Fiscal 2020 High End of Range	Growth vs. 2019

Fiscal 2020 Revenue Guidance
($s in millions)
Revenue guidance	$6,892.3	$7,280.0	5.6%	$7,320.0	6.2%

Growth on constant workday basis (1)			6.0%		6.6%

Fiscal 2020 Earnings Per Share Guidance

EPS - continuing operations	$7.97	$8.47		$8.57
G&K integration expenses	0.10
Non-recurring gain on sale of investment	(0.47)

EPS guidance (2) (3)	$7.60	$8.47	11.4%	$8.57	12.8%

(1)	Fiscal 2020 contains one less workday than fiscal 2019. One less workday negatively impacts revenue growth by 40 basis points.

(2)	One less workday negatively impacts fiscal 2020 EPS guidance by about $0.06 and EPS growth by about 90 basis points.

(3)
Fiscal 2020 guidance assumes an effective tax rate of 20.3% compared to a rate of 19.7% for fiscal 2019. The higher effective tax rate negatively impacts fiscal 2020 EPS guidance by about $0.06 and EPS growth by about 80 basis points.

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe and the actual amounts of future integration expenses; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2019 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President and Treasurer - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	August 31, 2019	August 31, 2018	% Change
Revenue:
Uniform rental and facility services	$1,454,527	$1,374,938	5.8%
Other	356,612	323,037	10.4%
Total revenue	1,811,139	1,697,975	6.7%

Costs and expenses:
Cost of uniform rental and facility services	768,676	746,453	3.0%
Cost of other	193,321	176,810	9.3%
Selling and administrative expenses	542,996	504,634	7.6%
G&K Services, Inc. integration expenses	—	4,850	(100.0)%

Operating income	306,146	265,228	15.4%

Interest income	(162)	(496)	(67.3)%
Interest expense	27,321	24,304	12.4%

Income before income taxes	278,987	241,420	15.6%
Income taxes	28,175	28,873	(2.4)%
Income from continuing operations	250,812	212,547	18.0%
Loss from discontinued operations, net of tax	—	(32)	(100.0)%
Net income	$250,812	$212,515	18.0%

Basic earnings per share:
Continuing operations	$2.40	$1.96	22.4%
Discontinued operations	0.00	0.00	—%
Basic earnings per share	$2.40	$1.96	22.4%

Diluted earnings per share:
Continuing operations	$2.32	$1.89	22.8%
Discontinued operations	0.00	0.00	—%
Diluted earnings per share	$2.32	$1.89	22.8%

Weighted average number of shares outstanding	103,543	106,835
Diluted average number of shares outstanding	107,083	110,648

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin Results

	Three Months Ended
	August 31, 2019	August 31, 2018

Uniform rental and facility services gross margin	47.2%	45.7%
Other gross margin	45.8%	45.3%
Total gross margin	46.9%	45.6%
Net income margin, continuing operations	13.8%	12.5%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of earnings per diluted share, cash flow and workday adjusted revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Earnings Per Share Results

	Three Months Ended
	August 31, 2019	August 31, 2018	Growth vs. FY 2019
EPS - continuing operations	$2.32	$1.89
G&K Services, Inc. integration expenses	0.00	0.04
EPS excluding above items	$2.32	$1.93	20.2%

Computation of Free Cash Flow

	Three Months Ended
	August 31, 2019	August 31, 2018
Net cash provided by operations	$276,901	$162,985
Capital expenditures	(64,743)	(64,528)
Free cash flow	$212,158	$98,457
Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Growth on a Constant Workday Basis

	Three Months Ended
	August 31, 2019	August 31, 2018	Growth %
	A	B	G
Revenue	$1,811,139	$1,697,975	6.7%
			G=(A-B)/B
	C	D
Workdays in the period	65	66

	E	F	H
Revenue adjusted for workday difference	$1,839,003	$1,697,975	8.3%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F

	Fiscal 2019	Fiscal 2020 Low End of Range	Growth vs. 2019	Fiscal 2020 High End of Range	Growth vs. 2019

Fiscal 2020 Revenue Guidance
($s in millions)	A	B	C	D	E
Revenue guidance	$6,892.3	$7,280.0	5.6%	$7,320.0	6.2%
			C=(B-A)/A		E=(D-A)/A
	F	G		G
Workdays in the period	261	260		260
	H	I	J	K	L
Revenue guidance adjusted for workday difference	$6,892.3	$7,308.0	6.0%	$7,348.2	6.6%
	H=(A/F)*F	I=(B/G)*F	J=(I-H)/H	K=(D/G)*F	L=(K-H)/H
Management believes that workday adjusted revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended August 31, 2019
Revenue	$1,454,527	$172,090	$184,522	$—	$1,811,139
Gross margin	$685,851	$84,287	$79,004	$—	$849,142
Selling and administrative expenses	$416,840	$59,518	$66,638	$—	$542,996
Interest income	$—	$—	$—	$(162)	$(162)
Interest expense	$—	$—	$—	$27,321	$27,321
Income (loss) before income taxes	$269,011	$24,769	$12,366	$(27,159)	$278,987

For the three months ended August 31, 2018
Revenue	$1,374,938	$153,417	$169,620	$—	$1,697,975
Gross margin	$628,485	$73,485	$72,742	$—	$774,712
Selling and administrative expenses	$392,101	$51,502	$61,031	$—	$504,634
G&K Services, Inc. integration expenses	$4,850	$—	$—	$—	$4,850
Interest income	$—	$—	$—	$(496)	$(496)
Interest expense	$—	$—	$—	$24,304	$24,304
Income (loss) before income taxes	$231,534	$21,983	$11,711	$(23,808)	$241,420

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	August 31, 2019	May 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$102,131	$96,645
Accounts receivable, net	917,535	910,120
Inventories, net	336,290	334,589
Uniforms and other rental items in service	796,187	784,133
Income taxes, current	—	7,475
Prepaid expenses and other current assets	137,675	103,318
Total current assets	2,289,818	2,236,280

Property and equipment, net	1,422,351	1,430,685

Investments	208,987	192,346
Goodwill	2,849,613	2,842,441
Service contracts, net	482,977	494,595
Operating lease right-of-use assets, net	163,089	—
Other assets, net	245,065	240,315
	$7,661,900	$7,436,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$237,242	$226,020
Accrued compensation and related liabilities	99,200	155,509
Accrued liabilities	395,416	433,940
Income taxes, current	9,238	—
Operating lease liabilities, current	43,010	—
Debt due within one year	338,776	312,264
Total current liabilities	1,122,882	1,127,733

Long-term liabilities:
Debt due after one year	2,538,057	2,537,507
Deferred income taxes	436,755	438,179
Operating lease liabilities	125,684	—
Accrued liabilities	387,816	330,522
Total long-term liabilities	3,488,312	3,306,208

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY20: 185,952,964 issued and 103,364,545 outstanding FY19: 184,790,626 issued and 103,284,401 outstanding	1,036,125	840,328
Paid-in capital	110,441	227,928
Retained earnings	6,939,240	6,691,236
Treasury stock: FY20: 82,588,419 shares FY19: 81,506,225 shares	(4,974,449)	(4,717,619)
Accumulated other comprehensive loss	(60,651)	(39,152)
Total shareholders’ equity	3,050,706	3,002,721
	$7,661,900	$7,436,662

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	August 31, 2019	August 31, 2018
Cash flows from operating activities:
Net income	$250,812	$212,515

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	56,726	52,745
Amortization of intangible assets and capitalized contract costs	35,268	33,550
Stock-based compensation	40,395	46,172
Deferred income taxes	7,910	9,022
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(6,636)	(15,051)
Inventories, net	(1,726)	(34,629)
Uniforms and other rental items in service	(11,305)	(23,019)
Prepaid expenses and other current assets and capitalized contract costs	(41,928)	(46,930)
Accounts payable	13,357	(329)
Accrued compensation and related liabilities	(58,718)	(56,186)
Accrued liabilities and other	(24,082)	(27,556)
Income taxes, current	16,828	12,681
Net cash provided by operating activities	276,901	162,985

Cash flows from investing activities:
Capital expenditures	(64,743)	(64,528)
Proceeds from redemption of marketable securities and investments	—	1,558
Purchase of marketable securities and investments	(9,391)	—
Acquisitions of businesses, net of cash acquired	(3,896)	(7,613)
Other, net	(109)	(202)
Net cash used in investing activities	(78,139)	(70,785)

Cash flows from financing activities:
Issuance of commercial paper, net	26,500	—
Proceeds from exercise of stock-based compensation awards	37,915	27,512
Repurchase of common stock	(256,830)	(139,468)
Other, net	(1,192)	(552)
Net cash used in financing activities	(193,607)	(112,508)

Effect of exchange rate changes on cash and cash equivalents	331	(60)

Net increase (decrease) in cash and cash equivalents	5,486	(20,368)
Cash and cash equivalents at beginning of period	96,645	138,724
Cash and cash equivalents at end of period	$102,131	$118,356